UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009
Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27354	65-0403311

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 476-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 28, 2009, the registrant entered into an agreement settling the securities class actions pending in the U.S. District Court for the Northern District of California. Plaintiffs alleged in these actions that the registrant and certain of its current and former officers and directors, in violation of the antifraud provisions of the federal securities laws, had artificially inflated the market price of the registrant’s stock during 2004 by filing false financial statements for the first and second quarters of 2004, based upon the registrant’s subsequent restatement of its results for those periods. Under the terms of the settlement, which is subject to approval by the court, plaintiffs have agreed to dismissal of the actions with prejudice, and defendants, without admitting the validity of the allegations or any liability, have agreed to pay to the plaintiff class $9.0 million, of which the registrant will pay approximately $3.4 million and the balance will be funded by directors and officers liability insurance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 30, 2009

IMPAX LABORATORIES, INC.
By:	/s/ Arthur A. Koch, Jr.
	Name:	Arthur A. Koch, Jr.
	Title:	Senior Vice President, Finance, and Chief Financial Officer

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